UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Boulevard
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 1, 2025, Pliant Therapeutics, Inc. (the “Company”) announced a reduction in its workforce that will impact approximately 45% of its current employees. The Company expects to substantially complete the workforce reduction by the end of the second quarter of 2025.

The Company expects to recognize approximately $3.6 million in total for severance and related benefits for employees laid off under the reduction in force. These charges are primarily one-time termination benefits and are primarily cash charges. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Additional details will be provided in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, the Company announced that in connection with the workforce reduction, the employment of Mike Ouimette, the Company’s Chief Legal and Compliance Officer and Corporate Secretary, would terminate effective May 1, 2025.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements about the business prospects of the Company, including, without limitation, the number of employees impacted by the reduction in workforce and the Company’s expectations regarding the estimated costs, the timing of such costs, and the timing of completion of the reduction in force.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the estimates of expenses associated with the reduction in force prove inaccurate; the Company incurs greater than estimated expenses in connection with the reduction in force; the Company’s business, financial condition or operating results are adversely affected by the reduction in force; and those factors detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: May 1, 2025	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer